Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE
I, Thomas E. Richards, the chief executive officer of CDW Corporation (“CDW”), certify that (i) the Quarterly Report on Form 10-Q for the three months ended June 30, 2017 (the “10-Q”) of CDW fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of CDW.

/s/ Thomas E. Richards
Thomas E. Richards
Chairman, President and Chief Executive Officer
CDW Corporation
August 3, 2017